UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2011

Regal Entertainment Group

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On May 19, 2010, Regal Cinemas Corporation (“Regal Cinemas”), a wholly owned subsidiary of Regal Entertainment Group (“REG”), entered into a sixth amended and restated credit agreement (the “Amended Senior Credit Facility”), with Credit Suisse AG, Cayman Islands Branch, as Administrative Agent (“Credit Suisse”) and the lenders party thereto (the “Lenders”), which consists of a term loan facility (the “Existing Term Facility”) with a final maturity date in November 2016.  All terms used but not otherwise defined shall have the meaning ascribed to them in the Amended Senior Credit Facility.

On February 23, 2011 Regal Cinemas entered into a permitted secured refinancing agreement (the “Refinancing Agreement”) with Regal Entertainment Holdings, Inc., REG, the Guarantors, Credit Suisse, and the Lenders, which amends and refinances the Existing Term Facility under the Amended Senior Credit Facility.  Pursuant to the Refinancing Agreement, Regal Cinemas consummated a permitted secured refinancing of the Existing Term Facility in the amount of $1,006.0 million, and in accordance therewith the Lenders advanced term loans in an aggregate principal amount of  $1,006.0 million with a final maturity date in August 2017(the “New Term Loans”).  Together with other amounts provided by Regal Cinemas, proceeds of the New Term Loans were applied to repay all of the outstanding principal and accrued and unpaid interest on the Existing Term Facility under the Amended Senior Credit Facility in effect immediately prior to the making of the New Term Loans.

In addition to extending the maturity date of the New Term Loans, the Refinancing Agreement also amends the Amended Senior Credit Facility by reducing the interest rate on the New Term Loans, by providing, at Regal Cinemas’ option, either a base rate or an adjusted LIBOR rate plus, in each case, an applicable margin that is determined according to the consolidated leverage ratio of Regal Cinemas and its subsidiaries.  Such applicable margin will be either 2.00% or 2.25% in the case of base rate loans and either 3.00% or 3.25% in the case of LIBOR rate loans.  The Refinancing Agreement also amends the Second Amended and Restated Guaranty and Collateral Agreement, dated May 19, 2010, to exclude Margin Stock from the grant of the security interest in the Collateral used to secure the obligations under the Amended Senior Credit Facility.

The Refinancing Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Refinancing Agreement is qualified in its entirety by reference to such Exhibit to this Current Report on Form 8-K.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Refinancing Agreement in Item 1.01 is incorporated herein by reference.

Item 9.01.              Exhibits.

(d)              Exhibits.

Exhibit No.	Exhibit Description
4.1

Permitted Secured Refinancing Agreement, dated February 23, 2011, among Regal Cinemas Corporation, Regal Entertainment Group, Regal Entertainment Holdings, Inc., the guarantors party thereto, Credit Suisse AG, Cayman Islands Branch and the lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: February 25, 2011	By:	/s/ David H. Ownby
	Name:	David H. Ownby
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description
4.1

Permitted Secured Refinancing Agreement, dated February 23, 2011, among Regal Cinemas Corporation, Regal Entertainment Group, Regal Entertainment Holdings, Inc., the guarantors party thereto, Credit Suisse AG, Cayman Islands Branch and the lenders party thereto